UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2005
Greenfield Online, Inc.
(Exact name of Company as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50698 (Commission File Number)	06-1440369 (I.R.S. Employer Identification No.)
21 River Road
Wilton, CT 06897
(Address of Principal Executive Offices and Zip Code)
(203) 834-8585
(Company’s telephone number, including area code)
N/A
(Former Name or Former Address, if changed since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On September 28, 2005, we entered into that certain Employment Agreement between Greenfield Online, Inc. (the “Company”) and Albert Angrisani, our President and Chief Executive Officer (the “Employment Agreement”). The Employment Agreement provides, among other things, that Mr. Angrisani receives an allowance of $7,500 per month for lodging in the New York, New Jersey or Connecticut. On December 9, 2005, we entered into an amendment to the Employment Agreement effective as of December 1, 2005, (the “Amendment”), which provides, among other things, that in addition to the $7,500 monthly allowance, the Company shall reimburse the Mr. Angrisani for expenses incurred while residing in the Wilton, Connecticut area in excess of 10 days per calendar month at the flat rate of $400 per night, such fee to cover lodging, meals, transportation and miscellaneous items .
A copy of the Amendment is filed as Exhibit 10.58 to this Current Report on Form 8-K. The foregoing summary of certain material terms of the Employment Agreement and the Amendment is not intended to be complete, and is qualified in its entirety by reference to the Employment Agreement filed as Exhibit 10.56 to our Current report on Form 8-K filed on September 29, 2005 and by reference to the Amendment filed as Exhibit 10.58 hereto.
Item 8.01 Other Events.
On December 8, 2005, our Board of Directors offered Maximilian Cartellieri, our Executive Vice President Corporate Development, the position of Observer to the Board of Directors. On December 9, 2005, Mr. Cartellieri accepted this offer. The position of Observer to the Board entitles Mr. Cartellieri, at the discretion of the Board of Directors, to be present at meetings of the Board (whether in person, telephonic or otherwise) in a non-voting, observer capacity with the opportunity to participate in the Board’s deliberations. Such status is revocable by the Board of Directors at any time and shall terminate automatically if Mr. Cartellieri is no longer a full time employee of the Company or any of its subsidiaries. The position of Observer to the Board is not entitled to any compensation for attendance at meetings of the Board.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Exhibit Title
10.58	Amendment No. 1 with an effective date of December 1, 2005, to the Employment Agreement dated September 28, 2005 between Greenfield Online, Inc. and Albert Angrisani.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENFIELD ONLINE, INC.
By:	/s/ Robert E. Bies
Robert E. Bies
Executive Vice President and Chief Financial Officer

Dated: December 12, 2005

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